                                                                  Exhibit (d)(2)


                   MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED
                   SHARE(S) OF BENEFICIAL INTEREST, SERIES TH

                                  NO PAR VALUE
                    $25,000 Liquidation Preference per Share

Number
  1


THIS CERTIFICATE IS TRANSFERABLE                               CUSIP 195761 20 0
IN BOSTON OR IN NEW YORK CITY                               SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS

                         COLONIAL INSURED MUNICIPAL FUND
                                SHARE CERTIFICATE



      This certifies that Cede & Co. is the owner of *One Thousand Four Hundred Ninety-Two* (1,492) fully paid and non-assessable Municipal Auction Rate Cumulative Preferred Shares of Beneficial Interest, Series TH, No Par Value, $25,000 Liquidation Preference Per Share, of Colonial Insured Municipal Fund, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of August 10, 1999, establishing Colonial Insured Municipal Fund, and all amendments thereto, copies of which are on file with the Secretary of The Commonwealth of Massachusetts, and to the terms and provisions of the Amended and Restated By-Laws of Colonial Insured Municipal Fund, copies of which are on file with the Secretary of the Fund. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Fund and the signatures of its duly authorized officers.

Dated:
Countersigned and Registered:
    Bankers Trust Company
    (New York, New York)
    Transfer Agent and Registrar

BY:


_________________________   _________________________   ________________________
  Authorized Signature               Treasurer                   President
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     Unless this certificate is presented by an authorized representative of The
Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



EXPLANATION OF ABBREVIATIONS

      The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation      Equivalent                                          Abbreviation            Equivalent
------------      ----------                                          ------------            ----------
JT TEN            As joint tenants, with rights of survivorship       TEN IN COM              As tenants in common
                  and not as tenants in common                        TEN BY ENT              As tenants by the entireties
                                                                      UNIF TRANSFERS MIN ACT  Uniform Transfers to Minors Act

Abbreviation      Equivalent                                          Abbreviation            Equivalent
------------      ----------                                          ------------            ----------
ADM               Administrator(s)                                    FDN                     Foundation
                  Administratrix                                      PL                      Public Law
AGMT              Agreement                                           TR                      (As) trustee(s) for, of
CUST              Custodian for                                       UA                      Under Agreement
EST               Estate, Of estate of                                UW                      Under will of, Of will of,
EX                Executor(s), Executrix                                                      Under last will & testament
FBO               For the benefit of

Additional abbreviations may also be used though not in the above list.

                                  TRANSFER FORM

For value received, ____________________ hereby sell, assign and transfer unto:
                        (I/We)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_________________    ___________________________________________________________

Please Print or Typewrite Name and Address (including postal Zip Code of
Assignee)

________________________________________________________________________________

________________________________________________________________________________


      ________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint _____________________________________ Attorney, to transfer such beneficial interest on the books of the Fund named therein with full power of substitution in the premises.

Dated _________________,    _____

                                Signature(s)____________________________________
                                            (The signature of this assignment
                                            must correspond exactly with the
                                            name as written upon the face of
                                            this Certificate in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatsoever. If more than one owner,
                                            all must sign.)

___________________________________
(Signature must be guaranteed by a
commercial bank or trust company or
member firm of any national stock
exchange.)

                                IMPORTANT NOTICE

      When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

      Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.

This certificate is issued subject to the provisions restricting transfers of the Municipal Auction Rate Cumulative Preferred Shares of Beneficial Interest, Series TH, contained in the Amended and Restated By-Laws of Colonial Insured Municipal Fund.